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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Allied Motion Technologies Inc.:

        We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-44997, 333-55344, 333-122281, 333-149279, 333-155889, and 333-170563) on Form S-8 and in the registration statement (No.333-119090) on Form S-3 of Allied Motion Technologies Inc. of our report dated March 17, 2011, with respect to the consolidated balance sheets of Allied Motion Technologies Inc. and subsidiaries as of December 31, 2010 and the related consolidated statements of operations, stockholders' investment and comprehensive income and cash flows for the year then ended, which report appears in the December 31, 2010 annual report on Form 10-K of Allied Motion Technologies Inc.

                      Ehrhardt Keefe Steiner & Hottman PC

March 18, 2011
Denver, Colorado

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM